EXHIBIT 99.1

EMPLOYMENT AGREEMENT

        AGREEMENT, dated as of June 1, 2004, by and between Zions Bancorporation (“ZIONS”), and George M. Feiger (“EMPLOYEE”).

        IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

    1.     Employment.

            Zions hereby agrees to employ Employee, and Employee agrees to serve as an employee of Zions during the Period of Employment, as defined in Section 2, as Executive Vice President of Zions with corporate responsibility for a private client wealth management business to be developed by Employee through Welman Holdings, Inc. (“Welman”), an indirectly held subsidiary of Zions, reporting to the Chief Executive Officer of Zions (“Chief Executive Officer”) with the duties and responsibilities attendant to such position.

    2.     Period of Employment.

            The “Period of Employment” shall be the period commencing on September 1, 2003 (the “Effective Date”) and ending on the second anniversary of the Effective Date (the “Initial Employment Period”). Commencing upon the conclusion of the Initial Employment Period and on each anniversary of the Effective Date thereafter, the Period of Employment shall be automatically extended for one year terms unless written notice of the intention not to extend the Period of Employment is provided by either party not later than 60 days prior to the conclusion of the Initial Employment Period or any extension thereof (a “Non-Renewal Notice”).

    3.     Duties During the Period of Employment.

            During the Period of Employment, Employee shall devote substantially all of his business time and attention to the affairs of Zions and its subsidiary companies and use his best efforts to perform such responsibilities, provided, however, that Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of other organizations (as Zions may from time to time agree to), and personal investments and similar type activities to the extent that such other activities do not inhibit or prohibit the performance of Employee’s duties under this Agreement or conflict in any material way with the business of Zions and its subsidiaries.

    4.     Compensation.

    (a)     Signing Bonus.

            On November 3, 2003, Zions paid Employee a one-time signing bonus in the amount of $233,000.

    (b)    Annual Base Salary.

            Zions will pay (or cause to be paid) to Employee during the Period of Employment an annual base salary (“Annual Base Salary”) payable in bi-weekly installments during each fiscal year, or portion thereof. The initial Annual Base Salary shall be $325,000 per annum, which shall be increased by not less than 10% of the previous year’s Annual Base Salary in each of fiscal years 2004, 2005 and 2006 and by not less than 6% of the previous year’s Annual Base Salary in fiscal year 2007. Such adjustments shall be made during the first quarter of each respective fiscal year, retroactive to the first pay period in such fiscal year. Any increases to Annual Base Salary after fiscal year 2007 shall be determined in Zions’ sole discretion. The term Annual Base Salary as used in this Agreement shall refer to Annual Base Salary as so increased.

    (c)     Discretionary Bonus.

            During the Period of Employment, Employee shall be considered annually by the Executive Compensation Committee of the Board of Directors of Zions (“Board of Directors”) for a discretionary bonus payment made in accordance with the compensation policies of Zions as in effect from time to time. The “target” bonus amount to be presented to the Executive Compensation Committee for Employee shall be 60% of Annual Base Salary (“Target Bonus”).

    (d)     Welman Stock.

            Zions and Employee acknowledge and agree that Section 10.5 of the Stock Purchase and Shareholder Agreement, dated as of June 1, 2004, by and among Welman, Zions, Zions First National Bank (“ZFNB”), PCS Wealth Management LLC and Employee (“Stock Purchase Agreement”) provides certain rights to ZFNB with respect to Employee’s Proportionate Interest (as defined in the Stock Purchase Agreement) upon a “Change in Control” (as defined in the Stock Purchase Agreement) and Employee’s termination of employment.

    5.     Other Employee Benefits.

    (a)     Vacation and Sick Leave.

            Employee shall be entitled to paid annual vacation periods and to sick leave in accordance with the policies of Zions as in effect from time to time.

    (b)     Key Employee Incentive Stock Option Plan.

            Employee shall be entitled to receive stock options under the Key Employee Incentive Stock Option Plan of Zions, as in effect from time to time, in such amounts and upon such terms as may be prescribed by the Executive Compensation Committee of the Board of Directors, in the sole discretion of the Committee.

    (c)     Employee Benefit Plans or Arrangements.

            During the Period of Employment, except as otherwise expressly provided herein, Employee shall be entitled to participate in all employee benefit plans of Zions, as in effect from time to time, under such terms as may be applicable to officers of Employee’s rank employed by Zions or its subsidiaries, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance. Employee shall not be eligible to participate in the Zions Senior Management Value Sharing Plans.

    (d)     Expenses.

            Employee shall be reimbursed for reasonable travel and other expenses incurred or paid by Employee in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested and in accordance with policies of Zions as in effect from time to time.

    (e)     Change in Control Agreement.

            Employee shall be provided with a Change in Control Agreement (“Change in Control Agreement”), in a form substantially comparable to that provided to other executive officers of Zions. In the event a Change in Control (as defined in the Change in Control Agreement) occurs during the Period of Employment, the terms and provisions of the Change in Control Agreement shall expressly supercede the terms and provisions of this Agreement as of the effective date of such Change in Control.

6.	Termination of Employment.

(a) Termination by Zions Other Than for Just Cause.

(i)	If Zions terminates Employee’s employment during the Initial Employment Period for other than Just Cause (as herein defined), Zions shall have no further obligations to Employee under this Agreement other than to cause to be paid to Employee forthwith an amount equal to the sum of (a) the product of (i) Annual Base Salary and (ii) the fraction, the numerator of which is the number of months (and fractions thereof) then remaining in the Initial Employment Period plus twelve months and the denominator of which is twelve, and (b) the product of (i) the Target Bonus and (ii) the fraction, the numerator of which is the number of months (and fractions thereof) then remaining in the Initial Employment Period plus twelve months and the denominator of which is twelve (this sum, the “Initial Employment Period Severance Payment”).

(ii)	If Zions terminates Employee’s employment after the Initial Employment Period for other than Just Cause, Zions shall have no further obligations to Employee under this Agreement other than to cause to be paid to Employee forthwith an amount equal to the sum of (a) the product of (i) Annual Base Salary and (ii) the fraction, the numerator of which is the greater of (x) six and (y) the number of months (and fractions thereof) then remaining in the Period of Employment and the denominator of which is twelve, and (b) the Target Bonus (this sum, the “Employment Period Severance Payment”).

(iii)	For purposes of this Agreement, “Just Cause” shall mean (i) the continual failure by Employee to perform substantially his duties with Zions (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee by the Chief Executive Officer; (ii) a conviction of a felony or nolo contendere plea by Employee with respect thereto; (iii) habitual drunkenness; (iv) excessive absenteeism not related to illness, sick leave or vacations, but only after written notice from the Chief Executive Officer followed by a repetition of such excessive absenteeism; (v) dishonesty; (vi) continuous violations of Zions’ Code of Ethics and Business Conduct after written notification from the Chief Executive Officer or (vii) material breach of Section 7 after written notice from the Chief Executive Officer. In each instance in which Employee is entitled to written notice of conduct allegedly constituting Just Cause, he shall have 60 days thereafter to cure such deficiency. If the Chief Executive Officer does not deliver to Employee such written notice, or in an instance in which no written notice is required, take action, within 90 days after the Chief Executive Officer has knowledge of an event constituting Just Cause for termination, the event will no longer constitute Just Cause. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Just Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held (after reasonable notice to Employee and an opportunity for Employee, together with Employee’s counsel, to be heard before the Board of Directors) for the purpose of determining whether in the good faith opinion of the Board of Directors Zions has Just Cause to terminate Employee’s employment.

(b) Termination by Employee for Material Breach by Zions.

(i)	If Employee terminates his employment during the Initial Employment Period for Material Breach by Zions (as herein defined), Zions shall have no further obligations to Employee under this Agreement other than to cause the Initial Employment Period Severance Payment to be paid to Employee forthwith.

(ii)	If Employee terminates his employment after the Initial Employment Period for Material Breach by Zions, Zions shall have no further obligations to Employee under this Agreement other than to cause the Employment Period Severance Payment to be paid to Employee forthwith.

(iii)	For purposes of this Agreement, “Material Breach by Zions” shall mean, in the absence of a written consent of Employee, (i) the substantive failure of ZFNB to fulfill its obligations under Section 9.3 of the Stock Purchase Agreement with respect to the Guaranteed Investment (as defined in the Stock Purchase Agreement); (ii) a material reduction in the scope or nature of the responsibilities of Employee as contemplated by Section 1; (iii) a transfer of the overall management of Zions’ private client wealth management business to another individual; or (iv) Zions giving Employee a Non-Renewal Notice. A Material Breach by Zions shall not be deemed to have occurred unless and until there shall have been delivered to the Chief Executive Officer a written notice explaining the basis for such breach, and Zions shall have had 60 days thereafter to cure any such alleged breach. If Employee does not deliver to Zions such written notice within 90 days after Employee has knowledge of an event constituting a Material Breach by Zions, the event will no longer constitute a Material Breach by Zions. Notwithstanding the foregoing, placing Employee on a paid leave for up to 90 days, pending determination of whether there is a basis to terminate Employee for Just Cause, shall not constitute a Material Breach by Zions; provided, further, that if Employee is subsequently terminated for Just Cause, then Employee shall repay any amounts paid by the Zions to Employee during such leave period.

(c)	Termination by Zions for Just Cause, by Employee Other Than for Material Breach by Zions, or at the End of the Period of Employment.

            If Zions terminates Employee’s employment for Just Cause or Employee terminates his employment other than for Material Breach by Zions (or if Employee gives Zions a Non-Renewal Notice and Employee is still employed by Zions on the last day of the Period of Employment), Employee will be entitled to be paid Annual Base Salary through the end of the month in which the date of termination occurs.

    (d)     Death or Disability

            If, during the Period of Employment, Employee’s employment terminates on account of Employee’s death or any disability which Zions determines renders Employee permanently unable to perform his duties under this Agreement, Zions shall have no further obligations to Employee under this Agreement other than to pay Employee or his estate forthwith the sum of (a) the product of (i) Annual Base Salary and (ii) the fraction, the numerator of which is the number of months (and fractions thereof) then remaining in the Period of Employment and the denominator of which is twelve, and (b) the product of (i) Target Bonus and (ii) the fraction, the numerator of which is the number of months (and fractions thereof) then remaining in the Period of Employment and the denominator of which is twelve.

    (e)     Notice of Termination

            Any termination by Zions or by Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide basis for termination of Employee’s employment under the provision so indicated and (iii) if the date of termination is other than the date of receipt of such notice, specifies the date of termination.

    (f)     Condition.

            Zions shall not be required to make the payments and provide the benefits specified in this Section 6 unless Employee executes and delivers to Zions an agreement releasing Zions, its affiliates and its officers, directors and employees from all liability (other than the payments and benefits under this Agreement) substantially in the form attached as Exhibit A and such agreement has become effective and irrevocable.

    7.     Noncompetition; Non-Disclosure

(a)	Employee hereby agrees that (x) during the Period of Employment and (y) for a two year period after the Period of Employment is terminated for any of the reasons described in Section 6(c) hereof or for a six month period after the Period of Employment is terminated pursuant to Section 6(a) or Section 6(b) hereof, Employee will not (i) engage in the private client wealth management business other than on behalf of Zions or its affiliates within the Designated Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Zions or its affiliates) engaged in the private client wealth management business in the Designated Area, or (iii) directly or indirectly Solicit any employee, officer, or member of the Board of Directors or any of its affiliates to engage in any action prohibited under (i) or (ii) of this Section 7(a); provided that the ownership by Employee as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on The Nasdaq Stock Market, or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Employee’s obligations under this Section 7(a).

As used herein, “Designated Area” shall mean any market within 50 miles of any private client wealth management office which Employee has, during the course of his employment with Zions, managed, either directly or indirectly and “Solicit” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action.

(b)	Employee hereby acknowledges that, as an employee of Zions, he will be making use of, acquiring and adding to confidential information of a special and unique nature and value relating to Zions and its strategic plan and financial operations. Employee further recognizes and acknowledges that all confidential information is the exclusive property of Zions, is material and confidential, and is critical to the successful conduct of the business of Zions. Accordingly, Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with Zions, any confidential information or proprietary data of Zions and its affiliates so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

(c)	The parties acknowledge that this Agreement would not have been entered into and the benefits described in Section 4, 5 or 6 would not have been promised in the absence of Employee’s promises under this Section 7. Employee acknowledges and agrees that irreparable injury will result to Zions in the event of a breach of any of the provisions of this Section 7 (the “Designated Provisions”) and that Zions will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy Zions may have, Zions shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in the state of Utah to restrain the violation or breach thereof by Employee or any affiliates, agents, or any other persons acting for or with Employee in any capacity whatsoever, and Employee submits to the jurisdiction of such court in any such action.

(d)	Any termination of Employee’s employment or of this Agreement (or breach of this Agreement by Employee or Zions) shall have no effect on the continuing operation of this Section 7 except as described in Section 7(a).

(e)	It is the desire and intent of the parties that the provisions of this Section 7 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 7 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this Section 7 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Zions, to the fullest extent permitted by applicable law, the benefits intended by this Section 7.

(f)	In the event that Employee breaches Section 7(a) or 7(b), Zions’ obligation to make or provide payments or benefits under Section 6 shall cease.

8.	Life Insurance.

            In light of the unusual abilities and experience of Employee, Zions in its discretion may apply for and procure as owner and for its own benefit insurance on the life of Employee, in such amount and in such form as Zions may choose. Zions shall make all payments for such insurance and shall receive all benefits from it. Employee shall have no interest whatsoever in any such policy or policies but, at the request of Zions shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which Zions has applied for insurance.

9.	Representations and Warranties.

(a)	Employee represents and warrants to Zions that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Employee is or has been a party.

(b)	Employee shall indemnify, defend, and hold harmless Zions for, from and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, Zions has incurred or to which Zions may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Employee in Section 9(a) hereof to be true and correct when made.

10.	Indemnification.

            At all times during the Period of Employment, Zions’ Articles of Incorporation and Bylaws shall provide for the indemnification of Employee against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, relating to Employee’s actions as a director and/or officer of Zions, and to the advancement of expenses as incurred in connection therewith, to the fullest extent permissible under Utah law and the Federal Deposit Insurance Act.

11.	Governing Law.

(a)	This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Utah. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

(b)	Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or relates to this Agreement, or the breach thereof, Employee’s employment or the termination of his employment, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). A dispute subject to the provisions of this Section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the “Arbitration Notice”). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years’ experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $2,000,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the state of Utah. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

12.	Notices.

            All notices and other communications under this Agreement shall be in writing and shall be deemed effective when delivered in person, or forty-eight (48) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed, as follows:

            If to Employee, at Employee’s primary residential address as shown on the records of Zions.

          If to Zions, to:

Harris H. Simmons, CEO Zions Bancorporation

1 So. Main St. Salt Lake City, UT 84111 Fax: 801-524-4796

or to such other address as either party shall have furnished to the other in writing in accordance herewith. In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed fax (with telephone confirmation of receipt).

13.	Miscellaneous.

(a)	This Agreement constitutes the entire understanding between Zions and Employee relating to employment of Employee by Zions and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement (and Employee shall not be eligible for severance benefits under any plan, program or policy of Zions other than those benefits provided in the Change in Control Agreement). This Agreement may be amended or modified but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, Employee’s heirs, executors, administrators and beneficiaries, and Zions and its successors. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(b)	All amounts payable to Employee under this Agreement shall be subject to applicable withholding of income, wage and other taxes. Zions may withhold from any amounts payable under this Agreement such Federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(c)	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)	Zions’ or Employee’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Employee or Zions may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement, except as set forth specifically in Sections 6(a)(iii) and 6(b)(iii) of this Agreement.

(e)	Any reference to a Section herein is a reference to a section of this Agreement unless otherwise noted.

(f)	This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

ZIONS BANCORPORATION BY: _________________________________ Name: Harris H. Simmons Title: Chairman, President and Chief Executive Officer
BY: _________________________________ Name: George M. Feiger

EXHIBIT A

(Form of Release) -12-